Exhibit 10.1

TOTAL COMMITMENTS INCREASE AGREEMENT

This Total Commitments Increase Agreement (the “Agreement”) is dated as of January 14, 2008, and is entered into by and among BRANCH BANKING AND TRUST COMPANY (“BB&T”), BMO Capital Markets Financing, Inc. (“BMO Capital Markets”), BANK OF MONTREAL, CHICAGO BRANCH (“BMO”), THE ROYAL BANK OF SCOTLAND PLC (“RBS”), WACHOVIA BANK, NA (“Wachovia”), Raymond James Bank, FSB (“Raymond James”), U.S. BANK NATIONAL ASSOCIATION (“U.S. BANK”) and NATIONAL CITY BANK (“National City” and, collectively with RBS, Wachovia, Raymond James and U.S. Bank, the “Increasing Banks”) and BANK OF MONTREAL, CHICAGO BRANCH, as Administrative Agent. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the New Banks. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Agreement as if set forth herein in full.

RECITALS:

WHEREAS, LaSalle Hotel Operating Partnership, L.P. (the “Borrower”), the Banks party thereto, Bank of Montreal, Chicago Branch, as Administrative Agent and Bank of America, N.A., as Syndication Agent, are parties to that certain Amended and Restated Senior Unsecured Credit Agreement dated as of June 9, 2005 (as the same has previously been amended by the First Amendment to Amended and Restated Senior Unsecured Credit Agreement by and among the Borrower, the Banks party thereto and the Administrative Agent dated as of May 23, 2006, and by the Second Amendment to Amended and Restated Senior Unsecured Credit Agreement by and among the Borrower, the Banks party thereto and the Administrative Agent dated as of April 13, 2007, and as it may further be amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, pursuant to Section 1.06 of the Credit Agreement, the Borrower has the option to request an increase of the Total Commitments, which are currently $300,000,000, to an amount not to exceed $450,000,000; and

WHEREAS, the Borrower desires to increase the Total Commitments by $150,000,000 (resulting in Total Commitments of $450,000,000), and the New Banks and the Increasing Banks desire to extend new commitments and increased commitments, respectively, to the Borrower in an aggregate amount equal to such increased amount pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree and acknowledge as follows:

Subject to and in accordance with the Terms and Conditions set forth on Annex 1 hereto and the Credit Agreement, in respect of the interest in and to all of the rights and obligations of a Bank under the Credit Agreement and all other Credit Documents (including without limitation any rights and obligations in respect of Letters of Credit and Guaranties and, to the extent permitted to be assumed under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of a Bank against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other Credit Document), (i) BB&T and BMO Capital Markets hereby become Banks under the Credit Agreement and each extends its respective Commitment (the “New Commitments”) and (ii) each Increasing Bank increases its respective Commitment (the “Increased Commitments”).

1. The amounts of the New Commitment, Increased Commitments and Total Commitments are as follows:

1.1	New Commitment of BB&T: $30,000,000.00

New Commitment of BMO Capital Markets (comprised of a new Commitment amount of $25,000,000 plus the Commitment of $40,000,000 assigned by BMO and assumed by BMO Capital Markets pursuant to Section 2 of this Agreement): $65,000,000.00

1.2	Increased Commitments:

(a) Commitment of RBS (comprised of an original Commitment amount of $40,000,000 plus an additional Commitment amount of $25,000,000): $65,000,000.00

(b) Commitment of Wachovia (comprised of an original Commitment amount of $40,000,000 plus an additional Commitment amount of $25,000,000): $65,000,000.00

(c) Commitment of Raymond James (comprised of an original Commitment amount of $30,000,000 plus an additional Commitment amount of $25,000,000): $55,000,000.00

(d) Commitment of National City (comprised of an original Commitment amount of $15,000,000 plus an additional Commitment amount of $10,000,000): $25,000,000.00

(e) Commitment of U.S. Bank (comprised of an original Commitment amount of $15,000,000 plus an additional Commitment amount of $10,000,000): $25,000,000.00

1.3.	Total Commitments: $450,000,000.00

2. In connection with this Agreement, BMO (“Assignor”) wishes to assign and delegate 100% of its rights and obligations as a Bank (but not its rights and obligations as the Administrative Agent) under the Credit Agreement and BMO Capital Markets (“Assignee”) desires to assume and accept such rights and obligations. Therefore, Assignor, Assignee, and the Administrative Agent agree as follows:

2.1. The Assignor hereby sells and assigns and delegates to the Assignee, and the Assignee hereby purchases and assumes from the Assignor a 100% interest in and to all of the Assignor’s rights and obligations as a Bank under the Credit Agreement in connection with its Commitment, including, without limitation, such percentage interest in the Assignor’s Commitment and the Advances owing to the Assignor, the participation interest in the Letter of Credit Obligations held by the Assignor, and the Note held by the Assignor.

2.2. The Assignor shall, to the extent provided in this Agreement, relinquish its rights as a Bank (other than rights against the Borrower pursuant to Sections 2.09, 2.11(c) and 10.07 of the Credit Agreement, which shall survive this assignment) and be released from its obligations as a Bank under the Credit Agreement (other than the obligations of BMO pursuant to Section 10.20, which shall survive this assignment).

[Signatures begin on following page]

The terms set forth in this Agreement are hereby agreed to:

“NEW BANKS”

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Carolyne E. Pelton
Name:	Carolyne E. Pelton
Title:	Senior Vice President

BMO CAPITAL MARKETS FINANCING, INC., as a New Bank and as Assignee

By:	/s/ Virginia Neale
Name:	Virginia Neale
Title:	Vice President

“INCREASING BANKS”

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ William McGinty
Name:	William McGinty
Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Matthew Ricketts
Name:	Matthew Ricketts
Title:	Vice President

RAYMOND JAMES BANK, FSB

By:	/s/ Thomas G. Scott
Name:	Thomas G. Scott
Title:	Senior Vice President

[Signature Page to Total Commitments Increase Agreement]

NATIONAL CITY BANK

By:	/s/ Peter L. Westover
Name:	Peter L. Westover
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Lori Y. Jensen
Name:	Lori Y. Jensen
Title:	Vice President

“ADMINISTRATIVE AGENT”

BANK OF MONTREAL, CHICAGO BRANCH, as Assignor and as Administrative Agent

By:	/s/ Virginia Neale
Name:	Virginia Neale
Title:	Vice President

Accepted and Agreed:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.

By:	LaSalle Hotel Properties, its general partner

	By:	/s/ Hans Weger
	Name:	Hans Weger
	Title:	Chief Financial Officer

[Signature Page to Total Commitments Increase Agreement]

ANNEX 1

TERMS AND CONDITIONS FOR

TOTAL COMMITMENTS INCREASE AGREEMENT

1. Representations and Warranties.

1.1 BB&T and BMO Captial Markets each (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of its New Commitment, shall have the obligations of a Bank thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Agreement, (iv) confirms it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to extend its New Commitment on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank, and (v) attached as part of Schedule 1 to this Agreement is any documentation required to be delivered by such New Bank with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by such New Bank and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Bank.

1.2. BMO represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

1.3. RBS represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

1.4. Wachovia represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

1.5. Raymond James represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

1.6. U.S. Bank represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

1.7. National City represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

1.8. The Borrower represents and warrants that as of the Effective Date it is in compliance with the terms and conditions of the Credit Agreement, the representations and warranties made in the Credit Agreement are true and correct in all material respects, and no Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Agreement.

2. Conditions Precedent. This Agreement shall be effective on that date that each of the following conditions precedent is satisfied (“Effective Date”).

2.1. The Borrower, the New Banks, the Increasing Banks and the Administrative Agent shall have executed and delivered this Agreement;

2.2. The Borrower shall have executed and delivered Notes payable to the New Banks and the Increasing Banks in the amount of their respective New Commitments and Increased Commitments.

2.3. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Parent on behalf of the Borrower dated as of the date of this Agreement certifying as of the date of this Agreement (A) resolutions of the Board of Directors or the members of the general partner of the Borrower with respect to the transactions herein contemplated, (B) a true and correct copy of the organizational documents of the Parent, (C) a true and correct copy of the partnership agreement for the Borrower, and (D) a true and correct copy of all partnership authorizations necessary or desirable in connection with the transactions herein contemplated; and

2.4. The Administrative Agent shall have received a favorable written opinion of DLA Piper US LLP, special counsel for the Borrower, in a form reasonably acceptable to the Administrative Agent, dated as of the date hereof.

3. Payments.

3.1. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the New Commitments (including payments of principal, interest, fees and other amounts) to the New Banks for amounts which have accrued from and after the Effective Date.

3.2. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Increased Commitments (including payments of principal, interest, fees and other amounts) to the Increasing Banks for amounts which have accrued from and after the Effective Date.

4. Limited Waiver. The Administrative Agent waives the requirement of Section 1.06(a)(ii) of the Credit Agreement that the Borrower give 30 days written notice of an election to increase the Total Commitments. This wavier is limited as specifically written herein and does not constitute a waiver of any other term or condition of the Credit Agreement.

5. Return of Old Notes. Promptly after the Effective Date, BMO and the Increasing Banks shall return to the Borrower those old Notes, each dated June 30, 2005, delivered by the Borrower to BMO and the Increasing Banks on or about the Closing Date.

6. General Provisions. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Agreement, including the fees and expenses of counsel for the Administrative Agent. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

SCHEDULE 1

[Administrative Questionnaires for BB&T and BMO Capital Markets]